UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 28, 2020

Date of report (date of earliest event reported)

Sun BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota		55387
(Address of principal executive offices)		(Zip Code)

(952) 479-1196

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On January 28, 2020, Dr. Michael Cullen, Executive Chairman, President and Chief Executive Officer, informed our board of directors of his intention to resign from the role of Chief Executive Officer. He expects to continue to serve as Executive Chairman and will remain actively engaged with the company moving forward.  The nominating and governance committee of our board of directors has initiated a search for a new Chief Executive Officer with appropriate experience in a biopharmaceutical-focused public company.  Dr. Cullen expects to remain in the role of Chief Executive Officer until a successor is identified.

Item 7.01.             Regulation FD Disclosure.

On January 28, 2020, Sun BioPharma, Inc. issued a press release regarding the pending change in senior management. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this current report on Form 8-K as if fully set forth herein.

This information, including Exhibit 99.1, shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description	Method of Filing
99.1	Press release dated January 28, 2020.	Furnished Electronically

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 28, 2020

SUN BIOPHARMA, INC.

By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer